3

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                    FORM 8-K





 Current Report Pursuant to Section 13 or 15(d) of The Securities Act of 1934

      Date of Report (Date of Earliest Event Reported) November 11, 1997




                        GENERAL ACCEPTANCE CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                     Commission File Number:     0-25760






Indiana                                                          35-1739977
(State or other jurisdiction              (IRS Employer Identification No.)
of incorporation or organization)



1025 Acuff Road
Bloomington, Indiana                                                  47404
(Address of Principal Executive Offices)                         (Zip Code)






              Registrant's telephone number:     (812) 337-6000







ITEM  5.          OTHER  EVENTS

     The  press  release  dated  November 11, 1997, attached hereto as Exhibit
99.3,  is  incorporated  herein  by  reference.





ITEM  7.          FINANCIAL  STATEMENTS  AND  EXHIBITS


99.3  General Acceptance Corporation Press Release, dated November 11, 1997



 Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on November 28, 1997.




GENERAL  ACCEPTANCE  CORPORATION



By          /s/  Martin  C.  Bozarth
Martin  C.  Bozarth
     Chief  Financial  Officer












































                           Exhibit 99.3- - More - -
                                 --  More  --
For  Release  At  4:30  P.M.  EST  On  November  11,  1997

General  Acceptance  Corporation
Contact:    Martin  C.  Bozarth,  Chief  Financial  Officer
(812)  337-6023

Bloomington, Indiana (November 11, 1997) GAC ANNOUNCES EXECUTIVE MANAGEMENT ADDITIONS, EXIT FROM COMPANY-OWNED DEALERSHIP BUSINESS, THIRD QUARTER RESULTS


Executive  Management  Additions
General Acceptance Corporation today announced a series of additions and changes in executive management designed to enhance the Company's executive management team as the first of several steps to better position the Company for profitable growth. James J. Larkin, a member of the Company's Board of Directors since April 1997, has been named to the posts of Chairman of the Board of Directors and Chief Executive Officer, succeeding Malvin L. Algood. Mr. Larkin is a Senior Vice President of Conseco Services LLC, where he will retain certain limited responsibilities, and previously was a Partner with Ernst & Young LLP. Mr. Algood, a significant stockholder, will remain with the Company as an advisor to executive management.

James J. Terrell has been named Chief Operating Officer, succeeding Russell E. Algood, who will retain his post as President. In their respective roles, Mr. Terrell will devote his full time efforts to directing the company's daily operations and Mr. Russell E. Algood will focus on strategic initiatives and industry issues. Mr. Terrell is a Senior Vice President of Conseco Services LLC and has extensive senior management, marketing and operating experience in banking and consumer finance, most recently as a Senior Vice President of Barnett Banks.

The Company welcomes Messrs. Larkin and Terrell as the next step in the evolution of Conseco's growing financial and operational involvement with the Company. Conseco is a Fortune 500 financial services company based in Carmel, Indiana, which, through its subordinated debt investment and warrant position in the Company, subject to shareholder approval, has the right to acquire approximately 53% of the total outstanding common stock of the Company.

Exit  From  Company-Owned  Dealership  Business
To allow management to focus its efforts on its core auto finance operations, the Company also announced its decision to exit from the business of operating company-owned dealerships. The unsatisfactory results of the Company's dealerships, which have been operated under the name Drive Home USA, contributed to this decision. All of the Company-owned dealerships will be closed with the exception of four locations in Indiana which will be sold to a company to be formed by Messrs. Russell E. Algood and B. Wayne Garland, Vice President responsible for company-owned dealership operations. Upon the closing of this transaction, scheduled for January 1998, Mr. Garland will resign his position with the Company to devote his efforts to the development of the independent dealership company. Mr. Russell E. Algood will devote his full time efforts to the Company and will not be active in the day-to-day operations of the independent dealership company. The sale was approved by the independent members of the Company's Board of Directors. As part of this pending sale, restrictions on the sale of Company stock in the open market by members of the Algood family have been relaxed.

In connection with the discontinuation of this segment of the Company's business, a charge of $2.6 million was recorded in the third quarter of 1997. This charge consists of $1.9 million in estimated losses on the closing and sale of the company-owned dealerships, and $700,000 in estimated operating losses during the phase-out period. Management believes that this move, while painful in the short run, will significantly strengthen the Company and allow it to focus on its core business of non-prime auto finance.

Third  Quarter  Results
The Company today also reported results for the third quarter and nine months ended September 30, 1997. The loss from continuing operations for the third quarter of 1997 was $(630,000) compared to a loss of $(1.4 million) for the third quarter of 1996. The loss from continuing operations for the third quarter of 1997 includes a $776,000 non-cash guarantee fee, which is discussed further below. Without the guarantee fee, income from continuing operations for the third quarter of 1997 would have been $146,000. Beginning in the third quarter of 1997, the Company classified the company-owned dealerships as discontinued operations. The loss from operations of the discontinued company-owned dealership business was $(1.6 million) for the third quarter of 1997 compared to a loss of $(934,000) for the third quarter of 1996. In addition, a charge of $2.6 million was recorded in the third quarter of 1997 related to losses expected to be incurred from the closure and sale of the company-owned dealerships, which included $700,000 in projected operating losses during the phase-out period. On a per share basis, the loss from continuing operations for third quarter of 1997 was $(0.10) compared to $(0.24) for the comparable period of 1996, and the net loss for the third quarter of 1997 was $(0.80) compared to $(0.39) for the comparable period of 1996.

The loss from continuing operations for the first nine months of 1997 was $(4.3 million) compared to income of $328,000 for the first nine months of 1996. The loss from continuing operations for the first nine months of 1997 includes a $776,000 non-cash guarantee fee, which is discussed further below. Without the guarantee fee, the loss from continuing operations for the first nine months of 1997 would have been $(3.5 million). The loss from operations of the discontinued company-owned dealership business was $(6.3 million) for the first nine months of 1997 compared to $(2.0 million) for the comparable period of 1996. In addition, a charge of $2.6 million was recorded in the first nine months of 1997 related to losses expected to be incurred from the closure and sale of the company-owned dealerships, which included $700,000 in projected operating losses during the phase-out period. On a per share basis, the loss from continuing operations for the first nine months of 1997 was $(0.71) compared to income from continuing operations of $0.05 for the comparable period of 1996, and the net loss for the first nine months of 1997 was $(2.18) compared to $(0.27) for the comparable period of 1996.

Total finance revenues for the third quarter of 1997 were $3.9 million compared to $7.7 million for the third quarter of 1996, a decrease of 49.7%. For the first nine months of 1997, total finance revenues were $13.6 million compared to $22.6 million for the comparable period of 1996, a decrease of 39.7%. The decrease for both periods was due primarily to a 38.8% reduction in total contracts receivable as of the end of the third quarter of 1997 as compared to the end of the third quarter of 1996. This reduction in contracts receivable resulted from the sale of $45.0 million of contracts in accordance with the Company's previously announced closure of finance operations in certain geographic markets and the resulting lower origination volume in the first nine months of 1997.

Results for the third quarter of 1997 included a provision for credit losses of $200,000 compared to $4.7 million for the third quarter of 1996. The provision for credit losses was $5.9 million for both the first nine months of 1997 and 1996. The $200,000 provision for credit losses recorded in the third quarter of 1997 restored the allowance and discount available for credit losses to a level deemed adequate to cover expected future credit losses.

As of September 30, 1997, the Company's total reserves available for credit losses were $8.7 million, which represented 11.3% of total contracts receivable. The comparable total reserves available for credit losses as a percent of contracts receivable as of June 30, 1997 and December 31, 1996 were 11.6% and 10.6%, respectively. The Company's contractual 60-day delinquency rate was 2.7% as of September 30, 1997 as compared to 1.5% as of June 30, 1997, and 1.8% as of December 31, 1996. The Company attributes the increase in delinquency rates during the third quarter of 1997 to general conditions in the sub-prime auto finance industry and to the transitional effects of the installation in September 1997 of a predictive dialing system which is expected to ultimately enhance the Company's collection capabilities.

The previously announced sale of $13.25 million in convertible subordinated notes and the issuance of 500,000 warrants, subject to shareholder approval, had conversion and exercise prices which were below the market value of the Company's stock on the date of issuance. These securities were issued and the conversion price was adjusted to compensate Conseco for its guarantee of a portion of the Company's indebtedness to its primary lender. Accordingly, as prescribed by generally accepted accounting principles, the Company recorded in the third quarter of 1997 a $24.1 million prepaid guarantee fee, with an offsetting increase to additional paid-in capital. This amount represents the number of shares issuable at a conversion or exercise price of $1.00 per share times the per share discount from market value of the Company's common stock. The amortization of the prepaid guarantee fee will result in a non-cash charge to operations over the term of the guarantee, which runs from September 16, 1997 to January 1, 1999. For the third quarter and first nine months of 1997, the amount of this non-cash charge was $776,000.

As a result of the losses incurred by the company-owned dealership business in the third quarter of 1997, the Company failed to comply with an interest coverage covenant contained in its agreement with its primary lender. The Company is in discussions with the lender to resolve this issue.

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements  include  statements  about  enhancing  the  company's  collections
capabilities  and  the  level  of  expected  future  credit  losses.    These
statements, and any other forward-looking statements contained herein, are subject to risks, including risks outside the Company's control, that could cause results to vary materially from the statements set forth herein. Some of these risks include, but are not limited to, general economic conditions, the level of competition from other sub-prime auto finance providers and the Company's ability to maintain its underwriting policies and guidelines.

General Acceptance Corporation is a specialized consumer finance company principally engaged in purchasing and servicing installment sale contracts relating to the sale of used automobiles to consumers with limited access to traditional financing sources. The Company acquires these contracts from unaffiliated dealers as well as from, through January 1998, used vehicle dealerships operated by the Company. The Company is headquartered in Bloomington, Indiana, and has regional offices in Indiana, Ohio and Florida.

The  Company's  stock  is  traded  on  NASDAQ  under  the  symbol  "GACC."
                        GENERAL ACCEPTANCE CORPORATION
                   (In thousands, except per share amounts)


                      CONDENSED STATEMENTS OF OPERATIONS







                                               THREE MONTHS ENDED    NINE MONTHS ENDED
                                                 SEPTEMBER 30,         SEPTEMBER 30,
                                                             1997                 1996       1997      1996
                                              --------------------  -------------------  ---------  --------
Finance revenues:
     Interest and discount                    $             3,731   $            7,022   $ 13,026   $20,511
     Ancillary products                                        64                  619        162     1,781
     Other                                                     55                   11        445       316
                                              --------------------  -------------------  ---------  --------
Total finance revenues                                      3,850                7,652     13,633    22,608
Expenses:
     Interest                                               1,726                2,185      5,375     6,661
     Provision for credit losses                              200                4,700      5,884     5,925
     Guarantee fee                                            776                  ---        776       ---
     Operating expenses                                     1,778                3,140      5,869     9,475
                                              --------------------  -------------------  ---------  --------
Total expenses                                              4,480               10,025     17,904    22,061
                                              --------------------  -------------------  ---------  --------
Income (loss) from continuing operations
     before taxes                                            (630)              (2,373)    (4,271)      547
Provision for income tax                                      ---                 (949)       ---       219
                                              --------------------  -------------------  ---------  --------
Income (loss) from continuing operations                     (630)              (1,424)    (4,271)      328
                                              --------------------  -------------------  ---------  --------
Discontinued operations:
     Loss from operations                                  (1,579)                (934)    (6,283)   (1,979)
     Loss on abandonment and sale                          (2,600)                 ---     (2,600)      ---
                                              --------------------  -------------------  ---------  --------
                                                           (4,179)                (934)    (8,883)   (1,979)
                                              --------------------  -------------------  ---------  --------
Net loss                                      $            (4,809)  $           (2,358)  $(13,154)  $(1,651)
                                              ====================  ===================  =========  ========

Income (loss) from continuing operations per
     share                                    $              0.10)  $            (0.24)  $  (0.71)  $  0.05
                                              ====================  ===================  =========  ========
Net loss per share                            $             (0.80)  $            (0.39)  $  (2.18)  $ (0.27)
                                              ====================  ===================  =========  ========
 Weighted average shares outstanding                        6,023                6,022      6,025     6,022
                                              ====================  ===================  =========  ========


                                 --  End  --




                        GENERAL ACCEPTANCE CORPORATION
                   (In thousands, except per share amounts)



                           CONDENSED BALANCE SHEETS











                                                           SEPTEMBER 30,    DECEMBER 31, 1996
                                                                     1997
                                                           ---------------  -------------------
Contracts receivable:
     Held for investment                                   $       76,563   $           62,263
     Held for sale                                                    ---               54,868
                                                           ---------------  -------------------
                                                                   76,563              117,131
Allowance and discount available for credit losses                 (7,485)             (10,611)
                                                           ---------------  -------------------
Contracts receivable, net                                          69,078              106,520
Repossession inventory                                                939                7,534
Purchased and trade inventory                                       5,905                2,518
Prepaid guarantee fee                                              23,286                  ---
Other assets                                                        7,323                7,074
                                                           ---------------  -------------------
Total assets                                               $      106,531   $          123,646
                                                           ===============  ===================

Revolving line of credit                                   $       55,202   $           93,977
Bank line of credit                                                   ---                4,500
Subordinated notes                                                 14,750                1,000
Accounts payable and accrued expenses                               4,230                4,651
Accrual for discontinued operations                                 2,600                  ---
Dealer participation reserves available for credit losses           1,177                1,855
Stockholders' equity                                               28,572               17,663
                                                           ---------------  -------------------
Total liabilities and stockholders' equity                 $      106,531   $          123,646
                                                           ===============  ===================